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Mornings with Maria– Interview with Omeed Malik and Michael Seifert

Mornings with Maria, Fox Business Network

July 12, 2023

Maria Bartiromo: Well patriotic and anti-woke marketplace, a PublicSq. now one step closer to becoming a publicly traded company through a SPAC deal with Colombier Acquisition Corp. Colombier is holding a shareholder vote on this deal next Wednesday. The combined company, P S Q holdings expected to trade on the New York Stock Exchange beginning next Thursday when the group will ring the opening bell on Wall Street. Joining me right now are the men in charge, Colombier acquisition corporate chairman and CEO Omeed Malik back with us, along with PublicSq. founder and CEO, Michael Seifert. Great to see you gentlemen, thank you so much for being here.

Omeed Malik: Great to see you.

Michael Seifert: Great to see you.

Maria Bartiromo: And Omeed and Michael you’ll be ringing the bell at the New York Stock Exchange. I mean that culminates all of this work that you’re doing, how exciting for you.

Omeed Malik: I mean, you know, you know this better than anybody that feeling when you’re up there ringing the bell, and it’s going to be a little bit of a different crew with Blake Masters and Nick Ayers up there. Maybe even Donald Trump Jr. I don’t think they expect that but it’s going to be a very different group up there.

Maria Bartiromo: and it’s incredibly exciting, look that is my old stomping ground, the New York Stock Exchange. But I remember so many times entrepreneurs get up there, they ring the opening bell, and it just tells you and gives you this feeling of we made it, we did it, we built this company, now we’re gonna take it public, we’re gonna be able to raise money. What do you do with that money, Michael, once you get this fundraising done and you ring the bell, how do you allocate that capital?

Michael Seifert: Well, you know, Maria, for many companies going public is sort of an exit. For us, we see this as the starting line. We’re getting to do this with our consumers as owners in this company earlier on in the journey, and we’re going to invest in our team members more than anything because they’re some of our strongest assets. So, especially in engineering and product development, we’ve built this incredible ecosystem, this large cohort of Americans, consumers and businesses that feel unheard and left alone. What’s going to be exciting is to be able to continue to add to our features jump into new lines of product. So, we’ve actually learned what this cohort of consumers is looking for. Now we get to actually go create those D to C Products and sell them back into our marketplace so that we can be this all-encompassing solution for this patriotic economy.

Maria Bartiromo: I think this has gotten bigger and bigger, little by little, that people want to spend their money where they believe there are shared values. They want to spend their money and they want to buy product knowing that they’re buying it from a company that agrees with the way they see the world. Is that what this is about, Omeed?

Omeed Malik: 100%. So, to me in the beginning, it was somewhat of a theoretical thesis, right? I saw that it was accepted that half the country was being ignored, right? Every day you’d see Anheuser Busch, Target, Disney, Ben and Jerry’s offend people. But all we saw were boycotts. We also realized that this cohort had a lot of money behind it. Just the people that voted for Trump represent 30% of American GDP. That’s $7 trillion. That was not only being ignored but alienated. The next step though was if we gave them choice would they adopt it, I’m happy to say they have. In less than 12 months, this company already has over 1.1 million registered users. Okay, that’s huge. And they did that faster than Twitter, Airbnb and Spotify. That’s Facebook level growth. And I think it shows that people want this. They just needed a solution.

Maria Bartiromo: Well, the numbers show it obviously in terms of the registration, but I want to know what you’re seeing on a product level, Michael, because I got a delivery the other day somebody sent me a whole host of beers that’s only drink beer in America. by companies that are patriotic on the whole Bud Light controversy, but you’re seeing the need and the desire of people to want to just align with the companies that they agree with increasingly from beer to what are sold. Give me the products that are on PublicSq..

Michael Seifert: That’s the most exciting part is that there’s not many products now that aren’t represented on our platform. So if you’re looking for beer, and you’ve been upset at what’s been happening with Bud Light, and some of these major companies turning against us, what’s really neat is that there was an 800% increase in searches for beer on our platform and people are finding local brewers, people that you can feel proud of supporting because you know that they’re not going to stand opposed to your classic American values. And on top of that, household products have really led the way in retail. Our average consumer on the platform is a middle-aged mom, someone who cares deeply about the future of their family and of their community, and they make over 70% of purchases for daily households. So, for them to be able to come here, especially after the Target fiasco, and know with blessed assurance that they’re funding companies that don’t stand opposed to their worldview, not only for them, but for their kids and their grandkids. That means the world and people know that they’re able to put their money where their values are and they feel good about their purchases again, which is really what we want.

Maria Bartiromo: I love what you said that most products are now represented on PublicSq.. Yeah, that’s a big statement. What company out there would you say is your chief competitor, who do you align PublicSq. with in terms of the competition?

Michael Seifert: Well, you know, what’s interesting is that we’re the first mover in this space, so when you think about the patriotic parallel economy, as values align shopping, we’re really out there at the tip of the spear. And what’s great is that for us, we’ve been able to assemble this incredible community of influencers and ambassadors because of that reality. So, we don’t view another patriotic platform. As our competitor that just doesn’t exist. That right now, who we view that we’re coming after are the behemoths like Amazon and Etsy. And oftentimes, in growing a businesspeople would ask, especially when you’re courting investors, well, wouldn’t Amazon just do this? they’re already so big. Couldn’t they just create this? And the reality is they can’t they’ve lost all this trust with their consumer base. So, if Amazon came out tomorrow and said, well, now we’re going to create a patriotic section or a classic American values. They can’t do it because they’ve lost credibility. So, what’s great for us is that we get to look at these other platforms, and we get to say we can do what they did better than they can because we have this incredible passionate movement behind us. Now. it’s about executing and we think with this transaction, ultimately, we’re gonna have the firepower to be able to do that.

Omeed Malik: Let’s just say it’s more than just politics. So, I just want to make that really clear because not only is about a shared value of love of country and patriotism, but during the COVID lockdowns who was harmed the most? It was the middle class, the mom-and-pop family owned shops, and companies. and who got all the money? The big tech monopolies. So, what you’re doing here, regardless of what your ideology is, you’re helping the backbone of America because the companies on his platform are all represented by small and medium sized businesses. This is the largest repository of small and medium sized businesses in the country right now. So, if you want to shop American companies and help this country get back on its feet, this is another way to do that. Not like our government spending $2 trillion on green handouts.

Maria Bartiromo: Yeah. And you got the SEC approval, which is great.

Omeed Malik: Thank you.

Maria Bartiromo: Congrats. You’re about to ring the opening bell. Is this led you to other opportunities within Colombier in terms of putting your money to work?

Omeed Malik: Yeah, no doubt about it. I have a broader thesis about this. I thought that this needed to be the first company I did it with though, and I had to take them public because they’re foundational. Anytime you think there’s a new economy, there has to be an exchange. Where people find each other, buy and sell. So PublicSq. is the foundation of what I’m calling the EIG economy, not ESG, EIG.

Maria Bartiromo: EIG is?

Omeed Malik: Is entrepreneurship, innovation and growth.

Maria Bartiromo: I love it.

Omeed Malik: Remember those things, right?

Maria Bartiromo: I sure do!

Omeed Malik: I believe in that. And what I’m also doing is I’ve launched a fund called 1789 capital. That’s going to invest on privately of these companies of tomorrow.

Maria Bartiromo: That is fantastic. Great news, Michael one or two products that I can easily get right now on PublicSq.?

Michael Seifert: Well, recently I’ve loved Good Ranchers, it’s a meat subscription box, highly recommend, made here in the United States. You can ditch Butcher Box who makes it overseas and another one that we’ve loved is Earthly Wellness, a great household product that everyone can use for their daily toiletries.

Maria Bartiromo: I’m going to go check it out, PublicSq.com. Omeed, Michael, great to see you both.

Omeed Malik: Thank you so much.

Michael Seifert: Thank you so much.

Maria Bartiromo: We’ll be watching you ring the opening bell on Wall Street next week.

* * * * *

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”), Colombier has filed a registration statement on Form S-4 (the “Registration Statement”) with, and now declared effective by, the Securities and Exchange Commission (“SEC”), which includes a preliminary proxy statement and a prospectus in connection with the Proposed Transaction. STOCKHOLDERS OF COLOMBIER ARE ADVISED TO READ, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT, THE PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. HOWEVER, THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. Now that the Registration Statement has been declared effective, Colombier has mailed the definitive proxy statement/prospectus and a proxy card to each stockholder of Colombier as of the record date for the special meeting of Colombier stockholders for voting on the Proposed Transaction. Stockholders and other interested persons are also able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, the Registration Statement and other documents filed by Colombier with the SEC that are incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov. Stockholders are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the Proposed Transaction that Colombier has filed or will file with the SEC, when they become available, because they do or will contain important information about Colombier, PublicSq., and the Proposed Transaction.

Colombier’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Colombier Acquisition Corp., 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480; e-mail: ir@colombierspac.com. These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov.

Participants in Solicitation

Colombier, PublicSq. and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Colombier’s stockholders in connection with the Proposed Transaction. Colombier’s stockholders and other interested persons may obtain more detailed information regarding the names, affiliations, and interests of certain of Colombier executive officers and directors in the solicitation by reading Colombier’s final prospectus filed with the SEC on June 9, 2021 in connection with Colombier’s initial public offering, Colombier’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 24, 2023 and Colombier’s other filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction, which may, in some cases, be different from those of stockholders generally, are set forth in the Registration Statement. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

Neither the dissemination of this press release nor any part of its contents is to be taken as any form of commitment on the part of Colombier or PublicSq. or any of their respective affiliates to enter any contract or otherwise create any legally binding obligation or commitment. This press release shall not constitute or form part of any offer or invitation to sell, or any solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under applicable securities laws and shall not form the basis of any contract. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSq. and the Proposed Transaction and the future held by the respective management teams of Colombier or PublicSq., the anticipated benefits and the anticipated timing of the Proposed Transaction, future financial condition and performance of PublicSq. and expected financial impacts of the Proposed Transaction (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Proposed Transaction, financing transactions, if any, related to the Proposed Transaction, the level of redemptions of Colombier’s public stockholders and the products and markets and expected future performance and market opportunities of PublicSq. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Colombier’s securities, (ii) the risk that the Proposed Transaction may not be completed by Colombier’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Colombier, (iii) the failure to obtain the approval of the Proposed Transactions from the stockholders of Colombier and PSQ, respectively, (iv) the failure to obtain regulatory approvals, as applicable, required to consummate the Proposed Transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the Proposed Transaction on PublicSq.’s business relationships, operating results, and business generally, (vii) risks that the Proposed Transaction disrupts current plans and operations of PublicSq., (viii) the outcome of any legal proceedings that may be instituted against PublicSq. or against Colombier related to the Merger Agreement or the Proposed Transaction, (ix) the ability to satisfy and maintain the listing of Colombier’s securities on the New York Stock Exchange or another national securities exchange, (x) changes in the competitive industries and markets in which PublicSq. operates; variations in performance across competitors, changes in laws and regulations affecting PublicSq.’s business and changes in the combined capital structure, (xi) the ability to implement business plans, growth, marketplace and other expectations after the completion of the Proposed Transaction, and identify and realize additional opportunities, (xii) the potential inability of PublicSq. to achieve its business and consumer growth and technical development plans, (xiii) the ability of PublicSq. to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSq. of the intellectual property rights of others, (xiv) risk of loss of key influencers, media outlets and promoters of PublicSq.’s business or a loss of reputation of PublicSq. or reduced interest in the mission and values of PublicSq. and the segment of the consumer marketplace it intends to serve and (xv) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in the “Risk Factors” section of Colombier’s IPO prospectus filed with the SEC on June 9, 2021, Colombier’s Annual Report on Form 10-K filed for the year ended December 31, 2022, as filed with the SEC on March 24, 2023, and subsequent periodic reports filed by Colombier with the SEC, the Registration Statement and other documents filed or to be filed by Colombier from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and neither PublicSq. nor Colombier assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither PublicSq. nor Colombier gives any assurance that either PublicSq. or Colombier, or the combined company, will achieve its expectations.

Information Sources; No Representations

This press release has been prepared for use by Colombier and PublicSq. in connection with the Proposed Transaction. The information therein does not purport to be all-inclusive. The information therein is derived from various internal and external sources, with all information relating to the business, past performance, results of operations and financial condition of Colombier derived entirely from Colombier and all information relating to the business, past performance, results of operations and financial condition of PublicSq. derived entirely from PublicSq. No representation is made as to the reasonableness of the assumptions made with respect to the information therein, or to the accuracy or completeness of any projections or modeling or any other information contained therein. Any data on past performance or modeling contained therein is not an indication as to future performance.

No representations or warranties, express or implied, are given in respect of the communication. To the fullest extent permitted by law, under no circumstances will Colombier or PublicSq., or any of their respective subsidiaries, affiliates, shareholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of the this communication (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of PublicSq. has been derived, directly or indirectly, exclusively from PublicSq. and has not been independently verified by Colombier. Neither the independent auditors of Colombier nor the independent auditors of PublicSq. audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in the communication and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of the communication.